UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 22, 2011

First Financial Northwest, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

      (a)           On December 22, 2011, First Financial Northwest, Inc. (the “Company”) announced that Directors H.A. Blencoe and Robert W. McLendon each submitted a letter of resignation to the Board of Directors. Messrs. Blencoe and McLendon are retiring after serving as directors of the Company since its formation in 2007.  Messrs. Blencoe and McLendon, at the time of their retirement, were not members of any Board of Directors’ committees.  In April 2011, Messrs. Blencoe and McLendon retired from the Board of Directors of First Savings Bank Northwest (“Bank”), the Company’s financial institution subsidiary.

Messrs. Blencoe and McLendon’s resignations are effective December 31, 2011.  Messrs. Blencoe and McLendon’s letters of resignation did not indicate that their respective resignations were in connection with any disagreement with the Company pertaining to the Company’s operations, policies or practices.  A copy of the press release announcing Messrs. Blencoe’s and McLendon’s resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(b)   On December 22, 2011, the Company and the Bank also announced that Mr. M. Scott Gaspard, Senior Vice President-External Affairs of the Bank since January 1, 2009, resigned effective December 31, 2011.  Mr. Gaspard resigned to become President of the Washington Financial League and his resignation was not the result of any disagreement with the Company or the Bank.

(d)           On December 22, 2011, the Company and the Bank also announced that Messrs. M. Scott Gaspard and Daniel L. Stevens had been appointed to the Company’s and the Bank’s Boards of Directors. Messrs. Gaspard and Stevens were not appointed to serve on any of the Company’s or the Bank’s Committees of their respective Boards of Directors at this time. For further information concerning Messrs. Gaspard’s and Stevens’ background, reference is made to the press release dated December 22, 2011 which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

There are no family relationships between Messrs. Gaspard and Stevens and any director or other executive officer of the Company and the Bank and Messrs. Gaspard and Stevens were not appointed as directors pursuant to any arrangement or understanding with any person.  Messrs. Gaspard and Stevens have not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1           Press Release dated December 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC

DATE: December 22, 2011	By:/s/Victor Karpiak
Victor Karpiak
President and Chief Executive Officer
.